                                                                    Exhibit 99.1
 TECUMSEH PRODUCTS COMPANY ANNOUNCES COMMUNICATIONS WITH THE HERRICK FOUNDATION

TECUMSEH, MI, March 11, 2008--Tecumseh Products Company (Nasdaq: TECUA, TECUB) ("Tecumseh" or the "Company") today announced that its Board of Directors received a letter, dated March 10, 2008, from the Herrick Foundation, a shareholder of Tecumseh, in which the foundation requested, among other things, that the Board form a committee to explore a possible sale of Tecumseh and take various actions to change the Company's corporate governance posture, including seeking shareholder approval at Tecumseh's 2008 annual shareholders meeting to eliminate provisions contained in the Company's amended certificate of incorporation that protect Class A shareholders. In addition, on March 10, 2008 the Herrick Foundation filed with the SEC a Form 13D which among other disclosures includes a copy of the letter received by the Board.

On March 11, 2008, Edwin L. Buker, Chairman of the Board, Chief Executive Officer and President of Tecumseh, sent a letter to The Herrick Foundation stating that the requests contained in the foundation's March 10 letter will be appropriately considered by the Board in due course, consistent with its fiduciary duties. Mr. Buker further advised The Herrick Foundation that neither the foundation nor any of its representatives or affiliates has been authorized by Tecumseh to pursue a sale of, or any other transaction involving, Tecumseh.


About Tecumseh Products Company
Tecumseh Products Company is a full-line independent global manufacturer of hermetic compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.


CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provision created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology. Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to i) the success of our ongoing effort to bring costs in line with projected production levels and product mix; ii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized;
iii) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; iv) financial market changes, including fluctuations in interest rates and foreign currency exchange rates; v) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; vi) weather conditions affecting demand for air conditioners; vii) the ultimate cost of resolving environmental and legal matters; viii) changes in business conditions and the economy in general in both foreign and domestic markets; ix) potential political and economic factors that could adversely affect anticipated sales and production in Brazil; x) potential political and economic factors that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xi) the effect of terrorist activity and armed conflict;
xii) economic trend factors such as housing starts; xiii) the effect of any business disruption caused by work stoppages initiated by organized labor unions; xiv) emerging governmental regulations; xv) increased or unexpected warranty claims; xvi) actions of competitors; xvii) our ability to profitably develop, manufacture and sell both new and existing products; and xviii) the ongoing financial health of major customers. The forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:        Teresa Hess
                Director, Investor Relations
                Tecumseh Products Company
                517-423-8455
                teresa.hess@tecumseh.com

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

                                       4